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                                                                    Exhibit 99.2

                                                                       Exhibit B

                              AFFILIATE AGREEMENT

PARTIES:
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             SUNGARD DATA SYSTEMS INC.
             a Delaware corporation ("Acquiror")
             1285 Drummers Lane
             Wayne, PA 19087

DATE:        January 15, 1999


BACKGROUND: Shareholder is a shareholder and/or optionholder of, and is an officer and/or director of, FDP Corp., a Florida corporation (the "Company"). Acquiror, the Company and Development Corp., a Florida corporation and a wholly-owned subsidiary of Acquiror ("Newco"), have entered into an Agreement and Plan of Reorganization dated as of the date hereof (the "Reorganization Agreement") and the related Plan of Merger dated as of the date hereof ("Plan"), providing for the merger of Newco with and into the Company (the "Merger"). The Reorganization Agreement contemplates that, upon consummation of the Merger, (i) holders of shares of the common stock of the Company will receive shares of common stock of Acquiror ("Acquiror Common Stock") in exchange for their shares of common stock of the Company and (ii) the Company will become a wholly owned subsidiary of Acquiror. It is accordingly contemplated that Shareholder will receive shares of Acquiror Common Stock in the Merger. Shareholder is a limited partner of Key Investments Ltd., a Florida partnership, (the "Partnership") which owns certain real property used by the Company. Pursuant to that certain Agreement of Sale dated the date hereof (the "Real Estate Agreement") by and between the Partnership and a wholly-owned subsidiary of Acquiror ("Acquiror Sub"), the Partnership will transfer its real property to the Acquiror Sub in exchange for Acquiror Common Stock. Shareholder understands that the Acquiror Common Stock being issued in the Merger and under the Real Estate Agreement will be issued pursuant to a registration statement on Form S-4, and that Shareholder may be deemed an "affiliate" of Acquiror: (i) as such term is defined for purposes of paragraphs (c) and (d) of Rule 145 under the Securities Act of 1933, as amended (the "Act"); and (ii) for purposes of determining Acquiror's eligibility to account for the Merger as a "pooling of interests" under Accounting Series Releases 130 and 135, as amended, of the Securities and Exchange Commission (the "SEC"), and under other applicable "pooling of interests" accounting requirements.

         INTENDING TO BE LEGALLY BOUND, in consideration of the foregoing and the mutual agreements contained herein and in the Reorganization Agreement and the Plan, the parties hereto agree as follows: (all of such documents collectively, the "Organic Documents")

     1. Representations and Warranties of Shareholder. Shareholder represents and warrants to Acquiror as follows:
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           (a)  Shareholder is the holder and "beneficial owner" (as defined in
Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the number of shares of common stock of the Company set forth beneath Shareholder's signature on the signature page hereof (the "Company Shares"), and Shareholder has good and valid title to the Company Shares, free and clear of any liens, pledges, security interests, adverse claims, equities, options, proxies, charges, encumbrances or restrictions of any nature.

            (b) Shareholder has carefully read this Affiliate Agreement and, to the extent Shareholder felt necessary, has discussed with counsel the limitations imposed on Shareholder's ability to sell, transfer or otherwise dispose of the Company Shares and the shares of Acquiror Common Stock that Shareholder is to receive in the Merger and under the Real Estate Agreement (the "Acquiror Shares"). Shareholder fully understands the limitations this Affiliate Agreement places upon Shareholder's ability to sell, transfer or otherwise dispose of the Company Shares and the Acquiror Shares.

            (c) Shareholder understands that the representations, warranties and covenants set forth in this Affiliate Agreement will be relied upon by Acquiror and its counsel and accountants for purposes of determining Acquiror's eligibility to account for the Merger as a "pooling of interests" and for purposes of determining whether Acquiror should proceed with the Merger.

         2. Representation and Warranty of Acquiror. Acquiror represents and warrants to Shareholder that it shall make available adequate current public information as required by Rule 144(c) promulgated by the SEC under the Act.

         3. Prohibitions Against Transfer.

            (a)  Shareholder agrees that, during the period from the date
30 days prior to the date of consummation of the Merger through the date on which financial results covering at least 30 days of post-Merger combined operations of Acquiror and the Company have been published by Acquiror (within the meaning of the applicable "pooling of interests" accounting requirements):

                 (i) Shareholder shall not sell, transfer or otherwise dispose of, or reduce Shareholder's interest in or risk relating to, (A) any capital stock of the Company (including, without limitation, the Company Shares and any additional shares of capital stock of the Company acquired by Shareholder, whether upon exercise of a stock option or otherwise), except pursuant to and upon consummation of the Merger, or (B) any option or other right to purchase any shares of capital stock of the Company, except pursuant to and upon consummation of the Merger; and

                (ii) Shareholder shall not sell, transfer or otherwise dispose of, or reduce Shareholder's interest in or risk relating to, (A) any shares of capital stock of Acquiror (including without limitation the Acquiror Shares and any additional shares of capital stock of Acquiror acquired by Shareholder, whether upon exercise of a stock option or otherwise), or (B) any option or other right to purchase any shares of capital stock of Acquiror.

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           (b)  Shareholder agrees that Shareholder shall not effect any sale, transfer or other disposition of any Acquiror Shares unless:

                (i) such sale, transfer or other disposition is effected pursuant to an effective registration statement under the Act;

               (ii) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145 under the Act, as evidenced by a broker's letter and a representation letter executed by Shareholder(satisfactory in form and content to Acquiror) stating that such requirements have been met;

               (iii) counsel reasonably satisfactory to Acquiror shall have advised Acquiror in a written opinion letter (satisfactory in form and content to Acquiror), upon which Acquiror may rely, that such sale, transfer or other disposition will be exempt from registration under the Act; or

               (iv) an authorized representative of the SEC shall have rendered written advice to Shareholder to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to such sale, transfer or other disposition, and a copy of such written advice and all other related communications with the SEC shall have been delivered to Acquiror.

        4. Stop Transfer Instructions; Legend. Shareholder acknowledges and agrees that (a) stop transfer instructions will be given to Acquiror's transfer agent with respect to the Acquiror Shares, and (b) each certificate representing any of such shares shall bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

           "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145(d) OF THE SECURITIES ACT OF 1933 AND "POOLING OF INTERESTS" ACCOUNTING TREATMENT APPLY AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH RULE, IN ACCORDANCE WITH THE REQUIREMENTS FOR "POOLING OF INTERESTS" ACCOUNTING TREATMENT AND IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED AS OF JANUARY 15, 1999, BETWEEN THE REGISTERED HOLDER HEREOF AND THE ISSUER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF THE ISSUER."

       5.  Miscellaneous Provisions.

           (a) All representations, warranties and agreements made by Shareholder in this Agreement shall survive (i) the consummation of the Merger and the other Transactions and any termination of the Reorganization Agreement.

                                      -3-
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                  (b) Notices. All notices, consents or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or one (1) business day after being sent by a nationally recognized overnight delivery service, postage or delivery charges prepaid or five (5) business days after being sent by registered or certified mail, return receipt requested, postage charges prepaid. Notices also may be given by prepaid facsimile and shall be effective on the date transmitted if confirmed within 48 hours thereafter by a signed original sent in one of the manners provided in the preceding sentence. Notices to Acquiror shall be sent to its address as stated on page one of this Agreement to the attention of Acquiror's General Counsel, with a copy sent simultaneously to the attention of Acquiror's Chief Financial Officer. Notices to Shareholder shall be sent to Shareholder's address as stated on page one to this Agreement, with a copy sent simultaneously to Greenberg, Traurig, P.A., 1221 Brickell Avenue, Miami, Florida 33131, Attention: Fern S. Watts, Esquire. Any party may change its address for notice and the address to which copies must be sent by giving notice of the new addresses to the other parties in accordance with this Section 5(b), provided that any such change of address notice shall not be effective unless and until received.

                  (c) Entire Understanding. This Agreement and the other agreements referred to herein, state the entire understanding among the parties with respect to the subject matter hereof, and supersede all prior oral and written communications and agreements, and all contemporaneous oral communications and agreements, with respect to the subject matter hereof. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                  (d) Waivers. Except as otherwise expressly provided herein, no waiver with respect to this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of or shall preclude any other for further exercise of, any right, power or remedy.

                  (e) Severability. If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (i) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (ii) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (iii) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.

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                  (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original hereof, and it shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart hereof.

                  (g) Section Headings. Section and subsection headings in this Agreement are for convenience of reference only, do not constitute a part of this Agreement, and shall not affect its interpretation.

                  (h) References. All words used in this Agreement shall be construed to be of such number and gender as the context requires or permits.

                  (i) CONTROLLING LAW. THIS AGREEMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

                  (j) Jurisdiction and Process. In any action between or among any of the parties, whether arising out of this Agreement or otherwise, (a) each of the parties irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts located in the Commonwealth of Pennsylvania, (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the Commonwealth of Pennsylvania, (c) each of the parties irrevocably waives the right to trial by jury, (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 5(b), and (e) the prevailing parties shall be entitled to recover their reasonable attorneys' fees and court costs from the other parties.

                  (k) Non-exclusivity. The rights and remedies of Acquiror hereunder are not exclusive of or limited by any other rights or remedies which Acquiror may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).

                  (l) Bankruptcy Qualification. Each representation or warranty made in or pursuant to this Agreement regarding the enforceability of any Contract shall be qualified to the extent that such enforceability may be effected by bankruptcy, insolvency and other similar Laws or equitable principles (but not those concerning fraudulent conveyance) generally affecting creditors' rights and remedies.

                  (m) Construction. The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement. As used in this Agreement, the words "include" and "including" and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation".

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                  (n) Assignment; Binding Effect. Acquiror may freely assign any or all of its rights under this Agreement, in whole or in part, to any other person or entity without obtaining the consent or approval of Shareholder. This Agreement and all obligations of Shareholder hereunder are personal to Shareholder and may not be transferred or delegated by Shareholder at any time. Subject to the preceding sentence, this Agreement will inure to the benefit of Acquiror and its successors and assigns and will be binding upon Shareholder and Shareholder's representatives, executors, administrators, estate, heirs, successors and assigns.

                  (o) Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that Acquiror shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of proper jurisdiction, this being in addition to any other remedy to which Acquiror is entitled at law or in equity.

                  (p) Other Agreements and Independence of Obligations. Nothing in this Agreement shall limit any of the rights or remedies of Acquiror or any of the obligations of Shareholder under any other agreement. The covenants and obligations of Shareholder set forth in this Agreement shall be construed as independent of any other agreement or arrangement between the Shareholder, on the one hand, and the Company or Acquiror, on the other. The existence of any claim or cause of action by Shareholder against the Acquiror shall not constitute a defense to the enforcement of any of such covenants or obligations against Shareholder.



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         IN WITNESS WHEREOF, each of the undersigned has caused this Affiliate
Agreement to be executed as of the date first stated above.





                              Number of shares of common stock of
                              the Company (including shares underlying
                              options)
                                      --------------------------------

                              SUNGARD DATA SYSTEMS INC.


                              By:
                                 -------------------------------------
                                 Name: Richard C. Tarbox
                                 Title: Vice President - Corporate Development

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